EXHIBIT 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 21st day of July, 2017 (the “Third Amendment Execution Date”), by and between BMR-MEDICAL CENTER DRIVE LLC, a Delaware limited liability company (“Landlord”), and REGENXBIO INC., a Delaware corporation (“Tenant”).

RECITALS

A.WHEREAS, Landlord owns certain real property (the “Property”) and the improvements on the Property located at 9704, 9708, 9712 and 9714 Medical Center Drive, Rockville, Maryland, including the buildings located thereon;

B.WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of March 6, 2015 (the “Original Lease”), as affected by that certain Acknowledgement of Term Commencement Date and Term Expiration Date dated as of April 17, 2015, given by Tenant in favor of Landlord, as amended by that certain First Amendment to Lease dated as of September 30, 2015 (the “First Amendment”), and as further amended by that certain Second Amendment to Lease dated as of November 23, 2015 (the “Second Amendment”) (collectively, as amended, the “Existing Lease”), whereby Tenant leases certain premises consisting of approximately ten thousand eight hundred thirty-three (10,833) square feet of Rentable Area (the “9712 Premises”) from Landlord in the building at 9712 Medical Center Drive, Rockville, Maryland (the “9712 Building”), and approximately nineteen thousand fifty-six (19,056) square feet of Rentable Area (the “9714 Premises”) on the second floor of the building at 9714 Medical Center Drive in Rockville, Maryland (the “9714 Building”);

C.WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, additional premises consisting of: (i) approximately 5,043 square feet of Rentable Area on the first floor of the 9714 Building known as Suite 1114 (the “Suite 1114 Lab/Office Premises”), together with approximately 276 square feet of Rentable Area on the amenities level of the 9714 Building (the “Storage Premises”, together with the Suite 1114 Lab/Office Premises, the “Suite 1114 Premises”), and (ii) approximately 11,000 square feet of Rentable Area on the first floor of the 9714 Building known as Suite 1214 (the “Suite 1214 Premises”), each as depicted on Exhibit A-1 attached hereto; and

D.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

BioMed Realty form dated 3/27/15

1.Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein.  The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.Lease of 9714 Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, (a) as of the Suite 1114 Premises Term Commencement Date (defined below), the Suite 1114 Lab/Office Premises and the Storage Premises for use by Tenant in accordance with the Lab/Office Permitted Use and the Storage Permitted Use, respectively (each as defined in Section 5 below) and no other uses, and (b) as of the Suite 1112 Term Commencement Date, the Suite 1214 Premises for use by Tenant in accordance with the Lab/Office Permitted Use (as defined in Section 5 below) and no other uses.  From and after the Suite 1114 Premises Term Commencement Date (defined below), the term “Premises,” as used in the Lease, shall mean the 9712 Premises and/or the 9714 Premises and/or the Suite 1114 Premises, individually and collectively, as the context dictates; and Exhibit A to the Existing Lease shall be supplemented with the addition of Exhibit A-1 to this Amendment (to the extent the Suite 1114 Lab/Office Premises and the Storage Premises are depicted thereon).  From and after the Suite 1214 Premises Term Commencement Date (defined below), the term “Premises,” as used in the Lease, shall mean the 9712 Premises and/or the 9714 Premises and/or the Suite 1114 Premises and/or the Suite 1214 Premises, individually and collectively, as the context dictates; and Exhibit A to the Existing Lease shall be supplemented with the addition of Exhibit A-1 to this Amendment (to the extent the Suite 1214 Premises is depicted thereon).  All provisions of the Lease: (a) applicable to the “9714 Premises” shall be applicable to the 9714 Premises defined in the First Amendment, together with the Suite 1114 Premises and the Suite 1214 Premises, except to the extent otherwise specifically set forth herein, and (b) applicable to the “Premises” shall be applicable to the 9712 Premises, the 9714 Premises, the Suite 1114 Premises and the Suite 1214 Premises, except to the extent otherwise specifically set forth herein.  In the event that the other tenant with rights to use the loading area and associated corridor located within the 9714 Building (collectively, the “Loading Dock”) irrevocably waives or terminates its rights to such Loading Dock after the Suite 1214 Premises Term Commencement Date such that Tenant shall have exclusive use of the Loading Dock (provided, however, that Landlord shall have no obligation to obtain such waiver or termination from such tenant), then Landlord shall re-measure the Rentable Area of the 9714 Premises to include the Loading Dock in accordance with Article 6 of the Existing Lease, Tenant shall be bound by such re-measurement in accordance with Article 6 of the Existing Lease, and Landlord and Tenant shall enter into an amendment of this Lease documenting the amended Rentable Area (provided, however, that failure to enter into such amendment shall not void the effectiveness of the re-measurement).

3.Rentable Area and Pro Rata Shares.  Effective as of Suite 1114 Term Commencement Date (defined below), the chart in Section 2.2 of the Existing Lease shall be deleted in its entirety and replaced with the following:

Definition or Provision	Means the Following (As of the Suite 1114 Term Commencement Date)
Premises in 9712 Building
Approximate Rentable Area of 9712 Premises	10,833 square feet
Premises in 9714 Building
Approximate Rentable Area of 9714 Premises	19,056 square feet
Approximate Rentable Area of Suite 1114 Premises	5,319 square feet
Approximate Rentable Area for all Premises in the 9714 Building (total)	24,375 square feet
Building, Campus, Project Size
Approximate Rentable Area of 9712 Building	22,907 square feet
Approximate Rentable Area of 9714 Building	35,375 square feet
Approximate Rentable Area of South Campus	92,125 square feet
Approximate Rentable Area of Project	214,725 square feet
Pro Rata Shares
Tenant’s Pro Rata Share of 9712 Building	47.29%
Tenant’s Pro Rata Share of 9714 Building for Suite 1114 Premises	15.04%
Tenant’s Pro Rata Share of 9714 Building (total)	68.90%
Tenant’s Pro Rata Share of South Campus for 9712 Premises	11.76%
Tenant’s Pro Rata Share of South Campus for 9714 Premises	20.68%
Tenant’s Pro Rata Share of South Campus for Suite 1114 Premises	5.77%
Tenant’s Pro Rata Share of South Campus for all Premises in the 9714 Building (total)	26.46%
Tenant’s Pro Rata Share of Project for 9712 Premises	5.05%
Tenant’s Pro Rata Share of Project for 9714 Premises	8.87%
Tenant’s Pro Rata Share of Project for Suite 1114 Premises	2.48%
Tenant’s Pro Rata Share of Project for all Premises in the 9714 Building (total)	11.35%

Effective as of the Suite 1214 Premises Term Commencement Date (defined below), the chart in Section 2.2 of the Existing Lease as deleted in its entirety and replaced as provided above, shall be deleted in its entirety and replaced with the following:

Definition or Provision	Means the Following (As of the Suite 1214 Term Commencement Date)
Premises in 9712 Building
Approximate Rentable Area of 9712 Premises	10,833 square feet
Premises in 9714 Building
Approximate Rentable Area of 9714 Premises	19,056 square feet
Approximate Rentable Area of Suite 1114 Premises	5,319 square feet
Approximate Rentable Area of Suite 1214 Premises	11,000 square feet
Approximate Rentable Area for all Premises in the 9714 Building (total)	35,375 square feet
Building, Campus, Project Size
Approximate Rentable Area of 9712 Building	22,907 square feet
Approximate Rentable Area of 9714 Building	35,375 square feet
Approximate Rentable Area of South Campus	92,125 square feet
Approximate Rentable Area of Project	214,725 square feet
Pro Rata Shares
Tenant’s Pro Rata Share of 9712 Building	47.29%
Tenant’s Pro Rata Share of 9714 Building for Suite 1114 Premises	15.04%
Tenant’s Pro Rata Share of 9714 Building for Suite 1214 Premises	31.10%
Tenant’s Pro Rata Share of 9714 Building (total)	100.00%
Tenant’s Pro Rata Share of South Campus for 9712 Premises	11.76%
Tenant’s Pro Rata Share of South Campus for 9714 Premises	20.68%
Tenant’s Pro Rata Share of South Campus for Suite 1114 Premises	5.77%
Tenant’s Pro Rata Share of South Campus for Suite 1214 Premises	11.94%

Definition or Provision	Means the Following (As of the Suite 1214 Term Commencement Date)
Tenant’s Pro Rata Share of South Campus for all Premises in the 9714 Building (total)	38.40%
Tenant’s Pro Rata Share of Project for 9712 Premises	5.05%
Tenant’s Pro Rata Share of Project for 9714 Premises	8.88%
Tenant’s Pro Rata Share of Project for Suite 1114 Premises	2.48%
Tenant’s Pro Rata Share of Project for Suite 1214 Premises	5.12%
Tenant’s Pro Rata Share of Project for all Premises in the 9714 Building (total)	16.47%

4.Permitted Use.  The Permitted Use under the Existing Lease as amended hereby that applies to each of the Suite 1114 Lab/Office Premises and the Suite 1214 Premises shall be the same Permitted Use that applies to the 9714 Premises under Section 5 of the First Amendment (i.e., office and laboratory use in conformity with all Applicable Laws) (the “Lab/Office Permitted Use”).  The Permitted Use under the Existing Lease that applies to the Storage Premises shall be storage use in conformity with all Applicable Laws (the “Storage Permitted Use”).  The term “Permitted Use” as used in the Lease shall mean, individually and collectively, as the context dictates, the Permitted Use for the 9712 Building and/or the 9714 Building and/or the Storage Premises and all provisions of the Lease applicable to the “Permitted Use” shall be applicable to each of the 9712 Premises, the 9714 Premises, the Suite 1114 Lab/Office Premises, the Suite 1214 Premises, and the Storage Premises, except to the extent otherwise specifically set forth herein.

5.Term for Suite 1114 Premises and Suite 1214 Premises; Extension of Term for 9712 Premises and 9714 Premises.

(a)The Term of the Lease for the Suite 1114 Premises (the “Suite 1114 Premises Term”) shall commence on August 1, 2017, or, if later, the date Landlord delivers vacant possession of the Suite 1114 Premises to Tenant (the “Suite 1114 Premises Term Commencement Date”), and end on September 30, 2021. The Term of the Lease for the Suite 1214 Premises (the “Suite 1214 Premises Term”) shall commence on February 1, 2018, or, if later, the date Landlord delivers vacant possession of the Suite 1214 Premises to Tenant (the “Suite 1214 Premises Term Commencement Date”) and end on September 30, 2021. The Term of the Lease for the 9712 Premises is hereby extended from the existing Term Expiration Date for the 9712 Premises (i.e., October 31, 2020) to September 30, 2021, and the Term of the Lease for the 9714 Premises is hereby extended from the 9714 Term Expiration Date (i.e., March 31, 2021) to September 30, 2021, each on the terms of the Existing Lease, except to the extent modified herein (such extension periods, as applicable, the “Extension Term”).  The term “Term Expiration Date” as used in the Lease and applicable to the entire Premises as expanded hereby shall be hereby amended to September 30, 2021, subject to extension pursuant to the Options (as defined in the Existing Lease and modified in Section 15 below).  Tenant shall execute and deliver to Landlord written acknowledgment of the actual Suite 1114 Premises Term Commencement Date and the Term Expiration Date within ten (10) business days after Tenant takes occupancy of the Suite 1114 Premises, in the form attached as Exhibit C-1 hereto. Tenant shall execute and deliver to Landlord written acknowledgment of the actual Suite 1214 Premises Term Commencement Date and the Term Expiration Date within ten (10) business days after Tenant takes occupancy of the Suite 1214 Premises, in the form attached as Exhibit C-2 hereto.  Failure to execute and deliver either such acknowledgment, however, shall not affect the applicable term commencement date or Landlord’s or Tenant’s liability hereunder.

(b)If the Suite 1214 Premises Term Commencement Date has not occurred on or before April 1, 2018, then Tenant shall be entitled to one (1) day of abatement of Base Rent and Tenant’s Adjusted Share of Operating Expenses, each with respect to the Suite 1214 Premises for every day after April 1, 2018 that the Suite 1214 Premises Term Commencement Date has not occurred.  Any such Base Rent and Tenant’s Adjusted Share of Operating Expenses abatement shall be credited against the Base Rent and Tenant’s Adjusted Share of Operating Expenses due from Tenant following the Suite 1214 Premises Rent Commencement Date (as hereinafter defined).  Tenant agrees that in the event the Suite 1214 Premises is not delivered by April 1, 2018 for any reason, then (a) subject to Section 5(c) below, this Lease shall not be void or voidable, (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and (c) Tenant shall not be responsible for the payment of any Base Rent or Tenant’s Adjusted Share of Operating Expenses, each with respect to the Suite 1214 Premises only, until the actual Suite 1214 Premises Term Commencement Date occurs.  Landlord acknowledges that Landlord has the right to terminate the current lease of the Suite 1214 Premises upon ninety (90) days’ prior written notice to the current tenant thereunder which notice may be given at any time on or after November 1, 2017.  Landlord shall notify Tenant after such termination notice has been delivered to the existing tenant and if Landlord has not so notified Tenant by November 8, 2017, then Tenant may provide written notice to Landlord, and Landlord shall thereafter promptly deliver such termination notice to the existing tenant (to the extent Landlord has not already done so).  If following delivery of such termination notice to the existing tenant, such tenant does not timely vacate and surrender the Suite 1214 Premises upon termination, Landlord shall use good faith efforts to recover physical and legal possession thereof, taking such steps as Landlord shall determine in its discretion.

(c)Notwithstanding the foregoing, if both the Suite 1114 Premises Term Commencement Date and the Suite 1214 Premises Term Commencement have not occurred on or before May 1, 2018, then Tenant may terminate the Lease with respect to the Suite 1114 Premises and the Suite 1214 Premises only, by written notice to Landlord given no later than thirty (30) days following such date (the “Termination Notice”), and if so terminated by Tenant: (a) the Suite 1114 Additional Security Deposit and the Suite 1214 Additional Security Deposit (each as defined in Section 13 below), if and to the extent deposited with Landlord by Tenant, shall be returned to Tenant in accordance with Article 11 of the Lease, and (b) the Lease with respect to the Suite 1114 Premises and the Suite 1214 Premises shall terminate on the date that is sixty (60) days after Landlord’s receipt of the Termination Notice, and upon such termination, neither Landlord nor Tenant shall have any further rights, duties or obligations under the Lease with respect to the Suite 1114 Premises or the Suite 1214 Premises, except with respect to the terms and provisions of the Lease that expressly survive the expiration or earlier termination of the Lease.

6.Condition of Suite 1114 Premises and Suite 1214 Premises.  Tenant acknowledges that (a) it is fully familiar with the condition of the Suite 1114 Premises and the Suite 1214 Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the Suite 1114 Premises Term Commencement Date (with respect to the Suite 1114 Premises) and the Suite 1214 Premises Term Commencement Date (with respect to the Suite 1214 Premises), and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Suite 1114 Premises or the Suite 1214 Premises for Tenant’s occupancy or to pay for any improvements to the 9714 Building, except with respect to the payment of the Expansion TI Allowance as provided herein.

Notwithstanding the foregoing, Landlord agrees that it shall deliver the Suite 1114 Premises to Tenant on the Suite 1114 Premises Term Commencement Date and the Suite 1214 Premises to Tenant on the Suite 1214 Premises Term Commencement Date, as applicable, (i) decommissioned and free of Hazardous Materials in violation of Applicable Laws, (ii) broom clean and free of personal property of prior tenants, and (iii) with all base building systems serving the Suite 1114 Premises and the Suite 1214 Premises, as applicable, in good working order, condition and repair (such obligation, collectively, “Landlord’s Delivery Obligation”).  In the event that Landlord fails to satisfy Landlord’s Delivery Obligation, Tenant’s sole and exclusive remedy for such failure shall be to deliver written notice to Landlord (“Repair Notice”) on or before the date that is thirty (30) days after the Suite 1114 Premises Term Commencement Date or Suite 1214 Premises Term Commencement Date, as applicable (such date, the “Repair Notice Date”) detailing the nature of such failure.  In the event that Landlord receives a Repair Notice on or before the Repair Notice Date, Landlord shall promptly make any repairs reasonably necessary to correct the failure described in the Repair Notice (but only to the extent that Landlord reasonably determines that the failure described in the Repair Notice constitutes an actual failure of Landlord’s Delivery Obligation), at Landlord’s sole cost and expense, provided that Landlord may include the costs thereof in Operating Expenses to the extent that Landlord is permitted to do so under Article 9 of the Existing Lease. Any such failure of Landlord’s Delivery Obligation shall not entitle Tenant to any monetary damages or delay the Suite 1114 Premises Term Commencement Date or Suite 1214 Premises Term Commencement Date, as applicable; provided, however, that if a failure identified in a Repair Notice delivered to Landlord on or before the Repair Notice Date materially adversely impairs Tenant’s ability to operate in the applicable Premises, then the Suite 1114 Premises Term Commencement Date or Suite 1214 Premises Term Commencement Date, as applicable, shall be delayed until such failure is corrected but in no event longer than sixty (60) days after the initial delivery of the applicable Premises, so long as Landlord has commenced such repair within thirty (30) days after Landlord’s receipt of the applicable Repair Notice and is diligently prosecuting same to completion.  Landlord shall not have any obligations or liabilities in connection with a failure to satisfy Landlord’s Delivery Obligation except to the extent such failure is identified by Tenant in a Repair Notice delivered to Landlord on or before the Repair Notice Date.

Tenant’s taking of possession of the Suite 1114 Premises and the Suite 1214 Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Suite 1114 Premises and the Suite 1214 Premises (as applicable), the 9714 Building and the Project were at such time in good, sanitary and satisfactory condition and repair; provided, however, that nothing in this grammatical sentence shall take away from Landlord’s express obligations under the Lease, including, without limitation, Landlord’s repair, maintenance, restoration and legal compliance obligations expressly set forth in the Lease.

7.Base Rent for Suite 1114 Lab/Office Premises, Storage Premises, and Suite 1214 Premises. Tenant shall pay to Landlord as Base Rent for the Suite 1114 Lab/Office Premises, the Storage Premises, and the Suite 1214 Premises, respectively, commencing on the Suite 1114 Premises Rent Commencement Date (defined below) with respect to the Suite 1114 Lab/Office Premises and the Storage Premises, and on the Suite 1214 Premises Rent Commencement Date (defined below) with respect to the Suite 1214 Premises, the monthly installments of Base Rent set forth below, in advance on the first day of each and every calendar month during the Suite 1114 Premises Term (with respect to the Suite 1114 Lab/Office Premises and the Storage Premises) and during the Suite 1214 Premises Term (with respect to the Suite 1214 Premises), subject to annual adjustment as provided below. The “Suite 1114 Premises Rent Commencement Date” is the date that is one (1) month after the Suite 1114 Premises Term Commencement Date, and the “Suite 1214 Premises Rent Commencement Date” is the date that is one (1) month after the Suite 1214 Premises Term Commencement Date.

Suite 1114 Lab/Office Premises and Storage Premises Base Rent:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent*	Annual Base Rent*
Suite 1114 Premises Rent Commencement Date – 8 the day before the 1st anniversary of the Suite 1114 Premises Rent Commencement Date	5,043 (Suite 1114 Lab/Office Premises)	$30.39 annually	$12,771.40	$153,256.77
	276 (Storage Premises)	$16.88 annually	$388.24	$4,658.88

* prorated for any partial period

Base Rent for the Suite 1114 Lab/Office Premises and the Storage Premises shall be subject to an annual upward adjustment of three percent (3.0%) of the then-current Base Rent.  The first such adjustment shall become effective commencing on the 1st anniversary of the Suite 1114 Premises Rent Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary of the Suite 1114 Premises Rent Commencement Date occurring prior to September 30, 2021.

Suite 1214 Premises Base Rent:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent*	Annual Base Rent*
Suite 1214 Premises Rent Commencement Date – the day before the 1st anniversary of Suite 1214 Premises Rent Commencement Date	11,000 (Suite 1214 Premises)	$30.00 annually	$27,500.00	$330,000.00

* prorated for any partial period

Base Rent for the Suite 1214 Premises shall be subject to an annual upward adjustment of three percent (3.0%) of the then-current Base Rent.  The first such adjustment shall become effective commencing on the 1st anniversary of the Suite 1214 Premises Rent Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary of the Suite 1214 Premises Rent Commencement Date occurring prior to September 30, 2021.

8.Base Rent for 9712 Premises and 9714 Premises during Extension Term.  Notwithstanding anything to the contrary in the Lease, during the Extension Term, Tenant shall pay to Landlord as Base Rent for the 9712 Premises and the 9714 Premises the applicable amounts set forth in the chart below:

9712 Premises Base Rent:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent*	Annual Base Rent*
10/31/2020 – 4/16/2021	10,833	$29.83 annually	$26,929.03	$323,148.39
4/17/2021 – 9/30/2021	10,833	$30.72 annually	$27,732.48	$332,789.76

* prorated for any partial period

9714 Premises Base Rent:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent*
4/1/2021 – 9/30/2021	19,056	$30.14 annually	$47,862.32	$574,347.84

* prorated for any partial period

9.Additional Rent.

(a)With respect to the Suite 1114 Premises and the Suite 1214 Premises, in addition to Base Rent for each such premises, Tenant shall pay to Landlord as Additional Rent at times hereinafter specified in this Amendment (i) Tenant’s Suite 1114 Adjusted Share and Tenant’s Suite 1214 Adjusted Share (each as defined below) for the Suite 1114 Premises and the Suite 1214 Premises respectively, of Operating Expenses (as defined in the Existing Lease) for (A) the 9714 Building, (B) the South Campus and (C) the Project, (ii) the Property Management Fee (as defined in the Existing Lease), and (iii) any other amounts that Tenant assumes or agrees to pay under the provisions of the Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of the Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.  To the extent that Tenant uses more than Tenant’s Pro Rata Share of any item of Operating Expenses related to the Suite 1114 Premises or the Suite 1214 Premises, Tenant shall pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Pro Rata Share of Operating Expenses (such excess, together with Tenant’s Pro Rata Share, “Tenant’s Suite 1114 Adjusted Share” and “Tenant’s Suite 1214 Adjusted Share” respectively).

(b)With respect to the Suite 1114 Premises, Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, commencing on the Suite 1114 Premises Term Commencement Date, (i) the Property Management Fee, and (ii) Landlord’s good faith estimate of Tenant’s Suite 1114 Adjusted Share of Operating Expenses with respect to the 9714 Building, the South Campus and the Project for such month.

(c)With respect to the Suite 1214 Premises, Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, commencing on the Suite 1214 Premises Term Commencement Date, (i) the Property Management Fee, and (ii) Landlord’s good faith estimate of Tenant’s Suite 1214 Adjusted Share of Operating Expenses with respect to the 9714 Building, the South Campus and the Project for such month.

(d)Tenant shall not be responsible for Operating Expenses with respect to the Suite 1114 Premises or the Suite 1214 Premises with respect to any time period prior to the Suite 1114 Premises Term Commencement Date or the Suite 1214 Premises Term Commencement Date, respectively; provided, however, that if Landlord shall permit Tenant possession of the Suite 1114 Premises or the Suite 1214 Premises prior to the Suite 1114 Premises Term

Commencement Date or the Suite 1214 Premises Term Commencement Date, respectively, except as otherwise provided in Section 10(c) below, Tenant shall be responsible for Tenant’s Suite 1114 Adjusted Share or Tenant’s Suite 1214 Adjusted Share (as applicable) of Operating Expenses from such earlier date of possession (the applicable term commencement date or such earlier date, as applicable, the “Expense Trigger Date”); and provided, further, that Landlord may annualize certain Operating Expenses incurred prior to the applicable Expense Trigger Date over the course of the budgeted year during which the applicable Expense Trigger Date occurs, and Tenant shall be responsible for the annualized portion of such Operating Expenses corresponding to the number of days during such year, commencing with the applicable Expense Trigger Date, for which Tenant is otherwise liable for Operating Expenses with respect to the Suite 1114 Premises or the Suite 1214 Premises, as applicable, pursuant to the Lease.  Tenant’s responsibility for Tenant’s Adjusted Share of Operating Expenses with respect to the Suite 1114 Premises and the Suite 1214 Premises, as applicable, shall continue to the latest of (i) the date of termination of the Lease with respect to the Suite 1114 Premises and the Suite 1214 Premises, respectively, (ii) the date Tenant has fully vacated the Suite 1114 Premises and the Suite 1214 Premises, respectively, and (c) if termination of the Lease is due to a default by Tenant, the date of rental commencement of a replacement tenant.  Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord.  Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Suite 1114 Premises and the Suite 1214 Premises, as applicable, relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

(e)Notwithstanding anything in the Existing Lease to the contrary, in the event Tenant’s Pro Rata Share of Operating Expenses, excluding Uncontrollable Operating Expenses (defined below), with respect to the Suite 1114 Premises or Suite 1214 Premises, as applicable, increases by more than five percent (5%) annually (after the first anniversary of the Suite 1114 Premises Term Commencement Date or the Suite 1214 Premises Term Commencement Date, respectively), Tenant shall not be obligated to pay for any Tenant’s Pro Rata Share of Operating Expenses, excluding Uncontrollable Operating Expenses (defined below), with respect to the Suite 1114 Premises or Suite 1214 Premises, as applicable, in excess of such five percent (5%) increase (except to the extent that Tenant uses more than its Pro Rata Share of such Operating Expense, as provided in Section 9(a) above).  For the purposes of this Section, “Uncontrollable Operating Expenses” shall mean the costs of utilities, inspection fees and other costs required by any Government Authority for continued compliance with Applicable Laws or to comply with Applicable Laws which are first applicable to the 9712 Building, the 9714 Building, the South Campus and/or the Project (as applicable) after the applicable Term Commencement Date with respect to the Suite 1114 Premises or Suite 1214 Premises, snow removal, Real Estate Taxes (as defined in the Existing Lease) and insurance.

(f)The following is added to the end of Section 9.2(x) of the Original Lease:

“Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within ninety (90) days after Tenant’s receipt thereof, shall give written notice to Landlord that Tenant wishes to conduct the Independent Review thereof as provided herein; provided that Tenant shall in all events pay the amount specified in Landlord’s annual statement, pending the results of the Independent Review and determination of the Accountant(s), as applicable and as each such term is defined below.  If, during such ninety (90)-day period, Tenant provides such notice,  Tenant shall have the right to have an independent public accounting firm or full-service real estate firm hired by Tenant on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) (“Tenant’s Audit Firm”) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s Audit Firm’s written inquiries (the “Independent Review”), but not books and records of entities other than Landlord.  Landlord shall make such books, records and information available at the location where Landlord maintains them in the ordinary course of its business (or, if not in the continental United States, in such other location in the continental United States as Landlord reasonably determines).  Landlord need not provide copies of any books or records.  Tenant shall cause Tenant’s Audit Firm to commence the Independent Review within fifteen (15) days after the date Landlord has given such access to Landlord’s books and records for the Independent Review.  Tenant shall cause its audit firm to complete the Independent Review and shall notify Landlord in writing of specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting/audit firm’s written statement of the basis, nature and amount of each proposed adjustment) no later than sixty (60) days after Landlord has first given Tenant’s audit firm access to Landlord’s books, records and requested information for the Independent Review.  Landlord shall promptly review the results of any such Independent Review.  The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review.  If, as of the date that is sixty (60) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the Rockville, Maryland area (the “Accountant”).  If the parties cannot agree on the Accountant, each shall within ten (10) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review).  If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant.  Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate.  Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Operating Expenses.  The Accountants may not select or designate any other determination of Operating Expenses.  The determination of the Accountant(s) shall bind the parties.  If the parties agree or the Accountant(s) determine that the Operating

Expenses actually paid by Tenant for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent (if any) or (b) pay the excess to Tenant within thirty (30) days after delivery of such results.  If the parties agree or the Accountant(s) determine that Tenant’s payments of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results. If the Independent Review reveals or the Accountant(s) determine that the Operating Expenses billed to Tenant by Landlord and paid by Tenant to Landlord for the applicable calendar year in question exceeded by an amount that is both more than five thousand dollars ($5,000) and more than five percent (5%) what Tenant should have been billed during such calendar year, then Landlord shall pay the reasonable cost of the Independent Review.  In all other cases Tenant shall pay the cost of the Independent Review.  If Accountant(s) are engaged to determine Operating Expenses for the calendar year in question, each party shall pay the cost of the Accountant selected by it, and the party whose determination thereof is not chosen shall pay the cost of the third Accountant.”

10.Expansion TI Allowance.

(a)Upon the Suite 1114 Premises Term Commencement Date, Landlord shall make available to Tenant a tenant improvement allowance of Twenty-Five Thousand Two Hundred Fifteen and 00/100 Dollars ($25,215.00) (based upon Five Dollars ($5.00) per square foot of Rentable Area of the Suite 1114 Lab/Office Premises) (the “Suite 1114 TI Allowance”) in order to fund appropriate improvements to the Suite 1114 Premises (“Suite 1114 TIs”) consistent with the applicable Permitted Use. Upon the Suite 1214 Premises Term Commencement Date, Landlord shall make available to Tenant a tenant improvement allowance of Fifty-Five Thousand and 00/100 Dollars ($55,000.00) (based upon Five Dollars ($5.00) per square foot of Rentable Area of the Suite 1214 Premises) (the “Suite 1214 TI Allowance,” together with the Suite 1114 TI Allowance, the “Expansion TI Allowance”) in order to fund appropriate improvements to the Suite 1214 Premises (“Suite 1214 TIs,” together with the Suite 1114 TIs, the “Expansion TIs”) consistent with the applicable Permitted Use, it being understood and agreed that (i) Tenant may utilize any and all of the Expansion TI Allowance for either or both of the Suite 1114 TIs and/or the Suite 1214 TIs as Tenant sees fit,  and (ii) at Tenant’s option, the  Suite 1214 TIs may include (and the Expansion TI Allowance may be used for) Tenant’s purchase and installation of the Siemens APOGEE system (and user license therefor) as referred to in Section 12(b) below.  Tenant shall be responsible for performing and completing the Expansion Tis as provided herein, and no plan review, construction oversight or other fee shall be due to Landlord by Tenant for Landlord’s role in reviewing and approving the plans for the Expansion TIs and/or overseeing, supervising and/or inspecting the construction thereof and/or reviewing and approving any Advance Request (defined below) or any documentation submitted in connection therewith and/or disbursing payments of the Expansion TI Allowance.  The Expansion TI Allowance may be applied to the costs of (i) construction, (ii) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Tenant, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Landlord, (iii) design, space planning, architect, engineering, construction management and other related services performed by third parties unaffiliated with Tenant, (iv) building permits and other taxes, fees, charges and levies by Governmental Authorities for permits or for inspections of the Expansion TIs, (v) costs and expenses for labor, material, equipment and fixtures, (vi) contractor and construction management fees, profit and overhead, and (vii) subject to cap of twenty-five percent (25%) of the total Expansion TI Allowance, soft costs for data/telecom cabling, signage, relocation expenses and furniture, fixtures and equipment (collectively, the “Soft Costs”).  In no event shall the Expansion TI Allowance be used for (A) the cost of work that is not permitted under the terms of the Lease or otherwise approved in writing by Landlord (such approval not to be unreasonably withheld, conditioned or delayed to the extent provided under the Lease), (B) payments to Tenant or any affiliates of Tenant, (C) except as provided herein, the purchase of any furniture, personal property or other non-building system equipment, (D) costs resulting from any default by Tenant of its obligations under the Lease or (E) costs that are reasonably recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors). Tenant shall have until the date that is eighteen (18) months after the Suite 1114 Term Commencement Date with respect to the Suite 1114 TI Allowance and until the date that is eighteen (18) months after the Suite 1214 Term Commencement Date with respect to the Suite 1214 TI Allowance (each date, as applicable, the “TI Deadline”), to submit Advance Requests (as defined below) to Landlord for disbursement of the unused portion of the Expansion TI Allowance, after which date Landlord’s obligation to fund any such costs for which Tenant has not submitted an Advance Request to Landlord shall expire.  In no event shall any unused Expansion TI Allowance entitle Tenant to a credit against Rent payable under this Lease. Tenant’s design and installation of the Expansion TIs shall be subject to the provisions of the Lease governing Alterations, provided that (i) in the event of any conflict or inconsistency between such provisions contained in the Existing Lease and those contained in this Amendment, those contained in this Amendment shall prevail and control and (ii) Tenant shall not be required to provide a completion and/or lien indemnity bond in connection with the Expansion TIs.

(b)Provided Tenant delivers the following documentation to Landlord as of or prior to the applicable TI Deadline, then Landlord shall, within thirty (30) days of receipt thereof, pay to Tenant the amount set forth in the Advance Request:

i.	a statement (an “Advance Request”) requesting the total amount of the Expansion TI Allowance be distributed to Tenant;
ii.	a summary of the Alterations performed using AIA standard form Application for Payment (G702), and, if applicable, AIA standard form Continuation Sheet (G703), executed by the general contractor;
iii.

invoices from the general contractor, the architect, and any subcontractors, material suppliers and other parties requesting payment with respect to the amount of the Expansion TI Allowance being requested; and

iv.

partial or final lien releases (as applicable) from the general contractor and each subcontractor and material supplier with respect to the Alterations performed that correspond to the Advance Request (which may be conditional lien releases); and

v.

a certificate of occupancy, or if such certificate is not required by the Governmental Authority, the substantial equivalent such as evidence of passage of final inspection (to the extent the Expansion TIs are complete and applicable) for the Expansion Premises.

Tenant shall not submit an Advance Request more often than once every thirty (30) days or after the applicable TI Deadline.

(c)In the event that Landlord permits (in Landlord’s sole and absolute discretion) Tenant to enter upon the Suite 1114 Premises or the Suite 1214 Premises prior to the Suite 1114 Premises Term Commencement Date or the Suite 1214 Premises Term Commencement Date, as applicable, for the purpose of installing improvements or the placement of personal property therein, Tenant shall furnish to Landlord in advance, certificates of insurance evidencing all insurance coverages required of Tenant under the provisions of Article 23 of the Original Lease are in effect, and such entry shall be subject to all the terms and conditions of this Lease other than the payment of Base Rent.  Notwithstanding the foregoing or anything in Section 9(d) hereof to the contrary, provided that the Suite 1114 Premises or the Suite 1214 Premises, as applicable, are then vacant and available to be delivered to Tenant in the condition required hereby, Tenant shall be permitted to enter upon the Suite 1114 Premises or the Suite 1214 Premises, as applicable, for a period of two (2) weeks prior to the Suite 1114 Premises Term Commencement Date or the Suite 1214 Premises Term Commencement Date, as applicable, for the purpose of installing improvements or the placement of personal property therein, in which event the applicable Expense Trigger Date shall occur on the applicable term commencement date.

11.Utilities and Services for the Suite 1114 Premises and the Suite 1214 Premises.  The provisions of Section 11 of the First Amendment applicable to the 9714 Premises shall also apply in the same manner to the Suite 1114 Premises and the Suite 1214 Premises.

12.Repairs and Maintenance of the Suite 1114 Premises and the Suite 1214 Premises.

(a)The provisions of Section 12 of the First Amendment applicable to the 9714 Premises shall also apply in the same manner to the Suite 1114 Premises and the Suite 1214 Premises.  Specifically, with respect to the 9714 Premises, the Suite 1114 Premises and the Suite 1214 Premises, Landlord shall repair and maintain the structural and exterior portions and Common Area of the 9714 Building and the Project, including roofing and covering materials; foundations (excluding any architectural slabs, but including any structural slabs); exterior walls; plumbing; fire sprinkler systems (if any); HVAC systems; elevators; and electrical systems installed or furnished by Landlord.

(b)Notwithstanding the foregoing or anything in the Existing Lease to the contrary, upon the Suite 1214 Premises Term Commencement Date, Tenant shall assume responsibility from Landlord for the repair and maintenance of the following systems and equipment within the 9714 Building:  pH neutralization system; compressed air system; vacuum system; RODI system; AHU 3; lab water heater; and lab exhaust fans (collectively, the “9714 Building Lab Systems”).  Commencing on the Suite 1214 Premises Term Commencement Date, Tenant shall, at Tenant’s sole cost and expense, assume Landlord’s existing contracts or procure and maintain new contracts, with copies furnished promptly to Landlord after execution thereof, in customary form and substance, for and with contractors specializing and experienced in, the maintenance of the 9714 Building Lab Systems, which contracts shall be terminable by Tenant on thirty (30) days’ prior notice.  In addition, Tenant shall purchase from Siemens a user license for the Siemens APOGEE system in order to access and control the 9714 Building Lab Systems during the Term effective commencing on the Suite 1214 Premises Term Commencement Date.

13.Security Deposit.  Landlord currently holds One Hundred Six Thousand Four Hundred Ninety-Eight and 88/100 Dollars ($106,498.88) as the Security Deposit under the Existing Lease.  Tenant shall deposit with Landlord (i) on or before the Suite 1114 Premises Term Commencement Date an additional sum of Twenty-Five Thousand Five Hundred Forty- Two and 00/100 Dollars ($25,542.00) (the “Suite 1114 Additional Security Deposit”), and (ii) on or before the Suite 1214 Premises Term Commencement Date an additional sum of Fifty-Five Thousand and 00/100 Dollars ($55,000.00) for a total Security Deposit of One Hundred Eighty Seven Thousand Forty and 88/100 Dollars ($187,040.88) (the “Suite 1214 Additional Security Deposit”).

14.Parking. Parking for the Premises (including the Suite 1114 Lab/Office Premises and the Suite 1214 Premises, but specifically excluding the Storage Premises) shall be as set forth in Section 13.3 of the Existing Lease.  As of the Third Amendment Execution Date, Tenant’s Pro Rata Share of the parking facilities serving the Project is equal to 2.6 parking spaces per one thousand (1,000) square feet of Rentable Area.

15.

Options to Extend the Term.  The Options to extend the Term set forth in Article 42 of the Existing Lease shall apply to the entire Premises (including the Suite 1114 Premises and the Suite 1214 Premises) following the Extension Term.  For clarity, the Term with respect to the first Option would be extended until September 30, 2024, and the Term with respect to the second Option would be extended until September 30, 2027.

16.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than CRESA Partners of Washington DC Inc. dba Cresa Washington DC (“Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees (as defined in the Lease) for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant.  Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker. Landlord represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Broker and agrees to reimburse, indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant, at Landlord’s sole cost and expense) and hold Tenant harmless for, from and against any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by Landlord or claiming to have been employed or engaged by Landlord.

17.No Default.  Landlord and Tenant each represents, warrants and covenants to the other that, to the best of its knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

18.Notices.  The address for notices to Tenant set forth in Section 2.10 of the Existing Lease and the address for invoices to Tenant set forth in Section 2.11 of the Existing Lease are both hereby deleted in their entirety and replaced respectively with the following:

Address for Notices to Tenant:

REGENXBIO Inc.

9600 Blackwell Drive, Suite 210

Rockville, MD 20850

Attn: General Counsel

With copies by email to:

PChristmas@regenxbio.com

and to:

legal@regenxbio.com

Address for Invoices to Tenant:

REGENXBIO Inc.

9600 Blackwell Drive, Suite 210

Rockville, MD 20850

Attn: Chief Financial Officer

19.Effect of Amendment.  Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

20.Successors and Assigns.  Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees.  Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

21.Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the sections, subsections, paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

22.Authority.  Landlord and Tenant each guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

23.Counterparts; Facsimile and PDF Signatures.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

24.Entire Agreement.  The terms of the Lease are intended by the parties as a final, complete and exclusive expression of their agreement with respect to the terms that are included therein, and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement.

25.Savings Clause.  Any provision of this Amendment that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Amendment shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

BMR-MEDICAL CENTER DRIVE LLC,
a Delaware limited liability company

By:	/s/ Marie Lewis
Name:	Marie Lewis
Title:	Vice President, Legal

TENANT:

REGENXBIO INC.,
a Delaware corporation

By:	/s/ Kenneth Mills
Name:	Kenneth Mills
Title:	President & CEO

EXHIBIT A-1

SUITE 1114 LAB/OFFICE PREMISES, SUITE 1214 PREMISES, AND STORAGE PREMISES

[see attached 3 pages]

A-1-1

A-1-2

A-1-3

A-1-4

EXHIBIT B

[INTENTIONALLY DELETED]

B-1

EXHIBIT C-1

ACKNOWLEDGEMENT OF SUITE 1114 PREMISES TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE

This acknowledgement of SUITE 1114 TERM commencement date and TERM EXPIRATION DATE is entered into as of [_______], 20[__], with reference to that certain Lease dated as of March 6, 2015 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of September 30, 2015, that certain Second Amendment to Lease dated as of November 23, 2015, and that certain Third Amendment to Lease dated as of ______, 2017 (the “Third Amendment”) (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Lease”), by REGENXBIO INC., a Delaware corporation (“Tenant”), in favor of BMR-MEDICAL CENTER DRIVE LLC, a Delaware limited liability company (“Landlord”).  All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1.Tenant accepted possession of the Suite 1114 Premises for use in accordance with the Suite 1114 Lab/Office Permitted Use and the Storage Permitted Use, as applicable, on [_______], 2017.  Tenant first occupied the Suite 1114 Premises for the Suite 1114 Lab/Office Permitted Use and the Storage Permitted Use, as applicable, on [_______], 2017.

2.To Tenant’s knowledge, the Suite 1114 Premises are in good order, condition and repair.

3.To Tenant’s knowledge, all conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Suite 1114 Premises.

4.In accordance with the provisions of Section 5(a) of the Third Amendment, the Suite 1114 Term Commencement Date is [_______], 20[__],the Suite 1114 Rent Commencement Date is [_______], 20[__]and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be September 30, 2021.

5.The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Suite 1114 Premises [, except [_______]].

6.To Tenant’s knowledge, Tenant has no existing defenses against the enforcement of the Lease by Landlord, and, to Tenant’s knowledge, there exist no offsets or credits against Rent owed or to be owed by Tenant.

C-1-1

7.The obligation to pay Rent with respect to the Suite 1114 Premises is presently in effect and all Rent obligations on the part of Tenant under the Lease with respect to the Suite 1114 Premises commenced to accrue on [_______], 20[__], with Base Rent for the Suite 1114 Lab/Office Premises and the Storage Premises payable on the dates and amounts set forth in the chart below:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent*	Annual Base Rent*
[__]/[__]/[__]-[__]/[__]/[__] [Insert Suite 1114 Premises Rent Commencement Date – the day before 1st anniversary of Suite 1114 Premises Rent Commencement Date]	5,043 (Suite 1114 Lab/Office Premises)	$30.39 annually	$12,771.40	$153,256.77
	276 (Storage Premises)	$16.88 annually	$388.24	$4,658.88

* prorated for any partial period

Base Rent for the Suite 1114 Lab/Office Premises and the Storage Premises shall be subject to an annual upward adjustment of three percent (3.0%) of the then-current Base Rent.  The first such adjustment shall become effective commencing on the 1st anniversary of the Suite 1114 Premises Rent Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary of the Suite 1114 Premises Rent Commencement Date occurring prior to September 30, 2021.

8.The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

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C-1-2

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Suite 1114 Term Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

REGENXBIO INC.,
a Delaware corporation

By:
Name:
Title:

C-1-3

EXHIBIT C-2

ACKNOWLEDGEMENT OF SUITE 1214 TERM COMMENCEMENT DATE

AND TERM EXPIRATION DATE

This acknowledgement of 1214 TERM commencement date and TERM EXPIRATION DATE is entered into as of [_______], 20[__], with reference to that certain Lease dated as of March 6, 2015 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of September 30, 2015, that certain Second Amendment to Lease dated as of November 23, 2015, and that certain Third Amendment to Lease dated as of ______, 2017 (the “Third Amendment”) (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Lease”), by REGENXBIO INC., a Delaware corporation (“Tenant”), in favor of BMR-MEDICAL CENTER DRIVE LLC, a Delaware limited liability company (“Landlord”).  All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1.Tenant accepted possession of the Suite 1214 Premises for use in accordance with the Lab/Office Permitted Use on [_______], 2018.  Tenant first occupied the Suite 1214 Premises for the Lab/Office Permitted Use on [_______], 2018.

2.To Tenant’s knowledge, the Suite 1214 Premises are in good order, condition and repair.

3.To Tenant’s knowledge, all conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Suite 1214 Premises.

4.In accordance with the provisions of Section 5(a) of the Third Amendment, the Suite 1214 Term Commencement Date is [_______], 20[__],the Suite 1214 Rent Commencement Date is [_______], 20[__]and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be September 30, 2021.

5.The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Suite 1214 Premises [, except [_______]].

6.To Tenant’s knowledge, Tenant has no existing defenses against the enforcement of the Lease by Landlord, and, to Tenant’s knowledge, there exist no offsets or credits against Rent owed or to be owed by Tenant.

C-2-1

7.The obligation to pay Rent with respect to the Suite 1214 Premises is presently in effect and all Rent obligations on the part of Tenant under the Lease with respect to the Suite 1214 Premises commenced to accrue on [_______], 20[__], with Base Rent for the Suite 1214 Premises payable on the dates and amounts set forth in the chart below:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent*	Annual Base Rent*
[__]/[__]/[__]-[__]/[__]/[__] [Insert Suite 1214 Premises Rent Commencement Date – the day before 1st anniversary of Suite 1214 Premises Rent Commencement Date]	11,000 (Suite 1214 Premises)	$30.00 annually	$27,500.00	$330,000.00

* prorated for any partial period

Base Rent for the Suite 1214 Premises shall be subject to an annual upward adjustment of three percent (3.0%) of the then-current Base Rent.  The first such adjustment shall become effective commencing on the 1st anniversary of the Suite 1214 Premises Rent Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary of the Suite 1214 Premises Rent Commencement Date occurring prior to September 30, 2021.

8.The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

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C-2-2

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Suite 1214 Term Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

REGENXBIO INC.,
a Delaware corporation

By:
Name:
Title:

C-2-3